December 1, 2004

Dear Shareholder:

PLEASE SEND IN YOUR BALLOT PROMPTLY
THE COMPANY NEEDS YOUR VOTE TO OBTAIN A QUOROM

     I am writing to ask for your assistance with an important matter. We previously sent you proxy materials relating to the Annual Meeting of Stockholders of eOn Communications Corporation. Due to insufficient votes received, the meeting has been adjourned until December 21, 2004.

     Enclosed is a new proxy card to vote your shares of stock. If you have previously submitted your vote, we appreciate your support. However, if you have not yet voted, please complete, sign, date, and promptly return the enclosed proxy in the postage-paid envelope provided.

     No matter how many shares you own, your vote is important. Your prompt response will help reduce proxy costs and will also mean that you can avoid receiving follow-up phone calls or mailings.

     I appreciate your prompt attention to this important matter, and thank you for your continued support of eOn.

Sincerely,

____________________________
David S. Lee
Chairman of the Board

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY TO AVOID UNNECCESSARY SOLICITATION COSTS.